BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20180334578-31
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/30/2018 11:09 AM
	Entity Number E0365712008-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

U.S. Rare Earth Minerals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Number of Common Shares with par value: 300,000,000 Par value $0.001
Number of Preferred shares with par value: 50,000,000 Par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Number of Common Shares with par value: 300,000,000 Par value $0.001
Number of Preferred shares with par value: 50,000,000 Par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Reverse Stock Split of all issued and outstanding common stock and preferred stock; 1 share for each 30 issued and outstanding 111,336,350 of common shares leaving 3,711,178 outstanding and 440,000 of preferred shares issued and outstanding leaving 14,666 outstanding after the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares to be issued. All fractional shares as result of reverse split to be rounded up to nearest share.

7. Effective date and time of filing: (optional) Date: August 27, 2018 Time: 6:00 AM EDT
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X L. L. Bonafide

Signature of Officer Larry Bonafide

CFO, Secretary/Treasurer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.